EXHIBIT 10.16
EXTERRAN HOLDINGS, INC.
DIRECTORS’ STOCK AND DEFERRAL PLAN
INTRODUCTION
     The Board of Directors (the “Board”) of Exterran Holdings, Inc., a Delaware corporation (the “Company”), has adopted the Exterran Holdings, Inc. Directors’ Stock and Deferral Plan (the “Plan”) covering an aggregate of 100,000 shares of common stock, $0.01 par value, of the Company (“Common Stock”). The Plan is effective as of August 20, 2007 (“Effective Date”).
1. PURPOSE
     The purpose of the Plan is to provide non-employee directors of the Company’s Board of Directors (the “Directors”) with an opportunity to receive Common Stock from the Company as payment for their Director retainer fees and meeting fees (together, the “Retainer Fees”) which will:
     (a) enhance their interest in the Company’s welfare;
     (b) furnish them an additional incentive to continue their services for the Company; and
     (c) provide an additional means through which the Company may attract qualified persons to serve on the Board.
2. ADMINISTRATION
     The Plan will be administered by a committee appointed by the Board from time to time (the “Committee”); provided, however, that in the absence of a Committee being appointed by the Board, the Committee shall mean the entire Board. The Committee may delegate some or all of its administrative powers and responsibilities to such other persons from time to time as it deems appropriate.
3. PARTICIPANTS
     Members of the Board who are not employees of the Company or any subsidiary of the Company (“Participants”) are eligible to participate in the Plan.
4. GRANT OF STOCK
     The eligible individual Directors, on or before December 31 of each year, may elect, by filing a written notice to the Committee, in the form and manner prescribed by the Committee (“Election Form”), to receive a percentage equal to 25%, 50%, 75% or 100% of their Retainer Fees for the following calendar year in the form of shares of Common Stock. Any portion of the Retainer Fees that is not paid in the form of Common Stock will be paid to the Director in cash.

With respect to the portion of the Retainer Fees to be paid in Common Stock for each quarter, the number of shares for each quarter shall be determined by dividing the dollar amount of such portion of the Retainer Fees that would otherwise be paid in cash to the Participant for such quarter by the closing sales price per share of the Common Stock on the last day of such quarter, as reported on the New York Stock Exchange or successor exchange (“NYSE”) or, if the Common Stock is not listed on the NYSE, then as quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”), or if no closing sales price is reported or quoted on such date, then the closing sales price on the last preceding day on which the Common Stock was traded, as reported by the NYSE or NASDAQ, as the case may be. Any fractional shares shall be paid to the Director in cash.
     The Company will issue the shares of Common Stock (in book entry form) to the Participants, as soon as practicable after the end of the applicable quarter, but in no event later than thirty (30) days after the end of the applicable quarter, unless the Participant has elected to defer the receipt of the Common Stock pursuant to paragraph 5 of this Plan.
     Eligible Directors who are first elected or appointed to the Board during a particular calendar year, provided their service as a Director commences prior to the last quarter for such year, may participate in the Plan for that initial year of service, by filing with the Committee an Election Form within the first thirty (30) days after the commencement date of their service as a Director (an “Initial Year Election”). A Director’s Initial Year Election will apply solely to the Retainer Fees to be received for the remaining full quarters of that year commencing after the date the Election Form is filed with the Committee. A Director who initially commences service during the last quarter of a year shall not be eligible to participate in the Plan for such commencement year. Notwithstanding the foregoing or any other provision of the Plan to the contrary, if the Effective Date occurs prior to the final quarter of 2007, all eligible Directors as of the Effective Date will be entitled to make an election hereunder within thirty (30) days of the Effective Date with respect to Retainer Fees to be received for the remaining full quarters of 2007 commencing after the Effective Date. In the event of a Participant’s death prior to the end of the quarter, the Company shall issue the whole shares of Common Stock, with any fractional units paid in cash, to the Participant’s estate as soon as practicable following the Participant’s death.
     Elections shall apply only to a single calendar year and shall be irrevocable for that year. Participants shall be fully vested in their right to receive Common Stock at all times.
5. ELECTION TO DEFER
     Notwithstanding any other provision of the Plan to the contrary, at the time an eligible Director makes an election to receive all or a portion of the Director’s Retainer Fees in the form of shares of Common Stock, the Director also may elect, on the Election Form, to defer until a later date the receipt of a percentage equal to 25%, 50%, 75% or 100% of the Retainer Fees that the Participant has elected to receive in the form of Common Stock.
     Any election by an eligible Director to defer Retainer Fees for a period pursuant to this paragraph 5 of the Plan must be made and filed with the Committee at the same time the Director makes the election under paragraph 4 hereunder and such election shall be irrevocable. The deferral period may be any period of time of not less than six (6) months from the end of the quarter the Common Stock would have otherwise been paid to the Director; provided, however, that any deferral period shall automatically terminate upon the occurrence of a separation from service as a Director for any reason. Notwithstanding the foregoing or any other provision of the Plan to the contrary, no deferral under this paragraph 5 shall be permitted for Common Stock received for 2007.
     The Board, in its discretion, may accelerate the termination of deferral periods in the event of a change in control of the Company. For purposes of the Plan, a “Change in Control” of the Company means the occurrence of any of the following events:
     (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subparagraph (i), any acquisition by any Person pursuant to a transaction which complies with clause (A) of subsection (iii) of this definition shall not constitute a Change in Control; or
     (ii) Individuals, who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered for purposes of this definition as though such individual was a member of the Incumbent Board, but excluding, for these purposes, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
     (iii) the consummation of a reorganization, merger or consolidation involving the Company or any of its subsidiaries, or the sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole (other than to an entity wholly owned, directly or indirectly, by the Company) (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Resulting Corporation in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of the Resulting Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction. The term “Resulting Corporation” means (1) the Company or its successor, or (2) if as a result of a Corporate Transaction the Company or its successor becomes a subsidiary of another entity, then such entity or the parent of such entity, as applicable, or (3) in the event of a Corporate Transaction involving the sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, then the transferee of such assets in such Corporate Transaction. Notwithstanding the foregoing, neither the sale, lease or other disposition of assets by the Company or its subsidiaries to Universal Compression Partners, L.P. or its successor nor the sale, lease or other disposition of any interest in Universal Compression Partners, L.P., its general partner or its successor shall, in and of itself, constitute a Change in Control for purposes of this Plan.
In addition to meeting the requirements of an event under subparagraphs (i), (ii) or (iii) above, the Change in Control shall meet the requirements of corporate change under Section 409A(a)(2)(A)(v) of the Internal Revenue Code of 1986, as amended (the “Code”), and the accompanying Treasury regulations and guidelines issued by the Internal Revenue Service.
     Any eligible Director who makes an election to defer hereunder shall be credited with phantom units of Common Stock at the same time and in the same number (plus an amount for fractional shares) as if such Director had elected not to defer any portion of the Retainer Fees. The phantom units of Common Stock shall be subject to adjustment as set forth in paragraph 6 of this Plan, as if such shares represented by such phantom units had been issued. Any dividends that are payable with respect to outstanding Common Stock shall not be eligible for deferral hereunder and shall be paid to eligible Directors at the same time and in the same amount as if the shares of Common Stock represented by an electing Director’s phantom units hereunder were outstanding.
     The Company shall issue the whole shares of Common Stock (in book entry form) represented by a Participant’s phantom units as soon as practicable after the end of the deferral period applicable to such units, with any fractional units paid in cash, but in no event later than December 31st of the year during which the deferral period ended or, if later, ninety (90) day after the end of the deferral period. The foregoing notwithstanding to the contrary, in no event shall the whole shares of Common Stock, and cash for any fractional units, represented by a Participant’s phantom units for 2007 be issued (or paid as the case of cash for fractional shares) later than March 15, 2008.
     In the event of a Participant’s death, the Company shall issue the whole shares of Common Stock represented by the Participant’s phantom units, with any fractional units paid in cash, to the Participant’s estate as soon as practicable following the Participant’s death.

6. CAPITAL ADJUSTMENTS AND REORGANIZATIONS
     The existence of the Plan shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Company affiliate’s capital structure or its business, any merger or consolidation of the Company or any affiliate of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
     The shares of Common Stock available under the Plan are as presently constituted, but if, and whenever, prior to payment of such shares, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which a Participant may be entitled (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased, other than through a Company-directed share repurchase program. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.
     In the event of changes in the outstanding Common Stock by reason of recapitalization, reorganization, merger, consolidation, combination, stock split, stock dividend, spin-off, exchange or other relevant changes in capitalization or distributions to the holders of Common Stock occurring prior to payment of the shares under the Plan and not otherwise provided for under the Plan, which would have the effect of diluting or enlarging the rights of Participants, such shares and any notice evidencing such shares shall be subject to adjustment by the Committee, in its sole discretion, as to the number and price of such shares of Common Stock. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this paragraph 6, the aggregate number of shares available under the Plan and the maximum number of shares that may be elected to be received by Participants under the Plan may be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.
     Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock due a Participant pursuant to an election under the Plan.

7. INTERPRETATION
     The Committee shall interpret the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations.
8. AMENDMENT OR DISCONTINUANCE
     The Plan may be amended or discontinued by the Board at any time.
9. EFFECT OF PLAN
     Nothing in this Plan shall be construed as conferring upon any Participant the right to continue as a Director.
10. APPLICABLE LAW
     The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflicts of laws principles.

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